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                     GENERAL AMERICAN LIFE INSURANCE COMPANY

                       CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, Kelli J. Buford, hereby certifies as follows:

1. That she is the duly elected, qualified and acting Assistant Secretary of General American Life Insurance Company (the "Company").

2. That the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of the Company at a special meeting held on February 7, 2018, and that such resolutions remain in full force and effect as of the date hereof:

          WHEREAS, on APRIL 27, 2018 or, subject to satisfaction of any applicable regulatory requirements, on any other date as determined by Metropolitan Tower Life Insurance Company ("MTL"), MTL, a Delaware
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     domiciled stock insurance company, will relocate its jurisdiction of incorporation and insurance regulatory domicile from the State of Delaware to the State of Nebraska pursuant to the insurance laws of the State of Delaware, the Delaware General Corporation Law, the insurance laws of the State of Nebraska and the Nebraska Model Business Corporation Act; and

          WHEREAS, immediately following the redomestication of MTL to Nebraska, General American Life Insurance Company ("GALIC" or the "Company") plans to
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     merge with and into MTL on APRIL 27, 2018 or subject to satisfaction of any applicable regulatory requirements, on any other date mutually agreed to by the Company and MTL (the "Merger"), with MTL as the surviving entity; and
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          WHEREAS, the Board of Directors of the Company, after due evaluation and consideration has determined it to be advisable and in the best interest of the Company and its stockholder for the Company to consummate the Merger.

     NOW, THEREFORE, BE IT:

                                 MERGER WITH MTL
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          RESOLVED, that, subject to any and all required regulatory approvals, the Agreement and Plan of Merger between the Company and MTL, substantially in the form attached hereto as EXHIBIT A (the "Merger Agreement"), the
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     Articles of Merger, in substantially the form attached hereto as EXHIBIT B
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     (the "Articles of Merger"), the Summary Articles of Merger in substantially
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     the form attached hereto as EXHIBIT C (the "Summary Articles of Merger"),
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     and the transactions contemplated

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     thereby (including the Merger), be and are hereby determined to be advisable and in the best interest of the Company and its stockholder; and be it

          RESOLVED FURTHER, that, subject to any and all required regulatory approvals, the form, terms and provisions of the Merger Agreement, the Articles of Merger, the Summary Articles of Merger, and the transactions contemplated thereby, be, and the same hereby are, authorized, adopted and approved in all respects, and each of the officers of the Company be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Company, the Merger Agreement, the Articles of Merger and the Summary Articles of Merger; and be it

          RESOLVED FURTHER, that the Board of Directors of the Company hereby submits the Merger Agreement, the Articles of Merger and the Summary Articles of Merger to the stockholder of the Company for approval and adoption or disapproval and hereby recommends that the stockholder of the Company approve and adopt the Merger Agreement, the Articles of Merger, the Summary Articles of Merger and the transactions contemplated thereby (including the Merger); and be it

          RESOLVED FURTHER, that, subject to the adoption of the Merger Agreement, the Articles of Merger and the Summary Articles of Merger by the stockholder of the Company and the other terms and conditions thereof and receipt of any and all required regulatory approvals, the officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to prepare and file or cause to be filed all such applications and any and all certificates, documents, letters and other instruments, as may be necessary or desirable to be taken by the Company to effect the consummation of the Merger and other transactions contemplated by the Merger Agreement, including the filing of the Summary Articles of Merger with the Missouri Secretary of State in accordance with the provisions of the General and Business Corporation Law of Missouri and the Insurance Code of Missouri, and the filing of other appropriate documents required by Missouri law with the relevant authorities within the State of Missouri, as appropriate, and other jurisdictions in which the Company is qualified to do business.

                RATIFICATION OF ACTIONS IN CONNECTION WITH MERGER
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          RESOLVED, that the prior actions taken by the authorized persons in connection with the Merger of the Company, including the preparation and, as applicable, the filing of the Merger Agreement, the Articles of Merger and the Summary Articles of Merger with governmental authorities, be, and they hereby are, ratified, approved, confirmed and adopted by and on behalf of the Company.

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                              GENERAL AUTHORIZATION
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          RESOLVED, that any officer of the Company, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to take or cause to be taken any and all such further actions, to do and perform, or cause to be done and performed, all such acts, deeds and things, to make, prepare, execute and deliver or cause to be made, prepared, executed and delivered all such other documents, undertakings, certificates, instruments, schedules, reports and agreements, to make such filings, to incur and pay all such fees and expenses and to engage in such acts as they shall in their judgment determine to be necessary, advisable or appropriate to carry out fully the Merger and any other actions contemplated by the same or by the foregoing resolutions, and the intent and purposes of the foregoing resolutions, the taking of such actions to be conclusive evidence of such determination, and the execution by any such officer of the Company of any such documents, certificates, instruments, schedules, reports or agreements or the payment of any such fees and expenses or the doing by them of any act in connection with the foregoing resolutions shall be conclusive evidence of their authority therefore and for the approval of the documents, undertakings, certificates, instruments, schedules, reports and agreements so executed, the expenses so paid, the filings so made and the actions so taken.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Assistant Secretary as of the 15th day of February 2018.

                                                     [LOGO OF SIGNITURE]
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                                                     Kelli J. Buford
                                                     Assistant Secretary

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